Exhibit 99.1

PAVmed Provides Business Update and Third Quarter Financial Results

Lucid’s quarterly revenue increased 392 percent sequentially

Veris Health commercial expansion efforts underway, with next-generation Veris Cancer Care Platform launching in Q4

Conference call and webcast to be held tomorrow, November 15th at 8:30 AM EST

NEW YORK, November 14, 2023 - PAVmed Inc. (NASDAQ: PAVM, PAVMZ) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and presented financial results for the Company for the three and nine months ended September 30, 2023.

Conference Call and Webcast

The webcast will take place on Wednesday, November 15, 2023, at 8:30 AM and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-833-816-1419 and international listeners should dial 412-317-0512. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“Lucid’s sustained commercial success and Veris’s future commercial execution will be the primary drivers of PAVmed’s long-term success,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “As noted in yesterday’s Lucid business update, Q3 was the most important quarter in Lucid’s, and therefore PAVmed’s, history, as we have now begun to translate increasing commercial activity into revenue and revenue growth. Whether it be commercial execution, revenue cycle management, laboratory operations, or clinical research productivity, Lucid is firing on all cylinders. As we have done with Lucid, we are now laying the foundation for Veris’s future commercial success. This includes upgrading the Veris Cancer Care Platform to incorporate early adopter feedback; restructuring and expanding the commercial infrastructure; engaging with large academic cancer centers; and initiating dialogue with large pharma companies to have our platform serve as a digital companion to novel cancer therapeutics undergoing market surveillance.”

Highlights from the third quarter and recent weeks include:

●	Yesterday, Lucid Diagnostics reported that quarterly EsoGuard testing volumes increased 17 percent sequentially from 2Q23 and 137 percent annually from 3Q22.

●	Lucid’s upgraded revenue cycle management infrastructure showed sustained impact, driving $783K in quarterly revenue, representing a 392 percent increase sequentially from 2Q23 and a 930 percent annual increase from 3Q22.

●	Lucid substantially increased its clinical utility data portfolio to support in-network payor coverage engagement, with near-perfect clinical utility data (98-100 percent concordance) from three studies.

●	Lucid launched EsoGuard 2.0, the next generation of the EsoGuard Esophageal DNA test, which enhances performance and lowers per-sample costs.

●	Veris restructured its commercial organization, including two new hires, with expansion efforts now underway aiming to accelerate patient enrollment at small-to-medium sized oncology practices and to secure strategic accounts, such as large academic cancer centers.

●	Veris advanced development of the next-generation Veris Cancer Care Platform incorporating feedback from early adopters, including key enhancements for practice workflow and provider billing, with version 2.0 launching during 4Q23.

●	Veris is in active discussions with several pharma companies to incorporate the platform as a digital companion for novel cancer therapeutics. The biopharma module will facilitate market surveillance to allow these drugs to become first- or second-line treatment options.

●	Veris is working to upgrade the platform from an FDA-designated Medical Device Data System (“MDDS”), to a Software-as-a-Medical-Device (“SaMD”), with the goal of an FDA 510(k) submission next year. The upgraded platform will provide unlimited potential to grow into a clinical decision support tool that includes threshold alarms for faster provider response, analytical algorithms for effective triage, and digital biomarkers based on artificial intelligence and machine learning that will provide a risk assessment for cancer patients.

●	Veris remains on track for a 2024 regulatory submission of its implantable cardiac and physiologic monitor, designed to be implanted in conjunction with a vascular access port. The team has held multiple, successful FDA pre-submission meetings on various design features.

Financial Results:

●	For the three months ended September 30, 2023, revenues were $0.8 million. Operating expenses were approximately $16.3 million, which include stock-based compensation expenses of $2.2 million. GAAP net loss attributable to common stockholders was approximately $17.7 million, or $(0.16) per common share.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s preliminary non-GAAP adjusted loss for the three months ended September 30, 2023, was approximately $9.7 million or $(0.09) per common share.

●	PAVmed had cash and cash equivalents of $26.4 million as of September 30, 2023, compared to $37.2 million as of June 30, 2023.

●	The unaudited financial results for the three months ended September 30, 2023 were filed with the SEC on Form 10-Q on November 13, 2023, and are available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

●	To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and nine months ended September 30, 2023, and 2022 are as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
(in thousands except per-share amounts)
Revenue	$791	$76	$1,403	$265
Operating expenses	16,319	23,443	53,815	66,751
Other (Income) Expense	6,222	6,565	9,443	12,180
Net Loss	21,750	29,932	61,855	78,666
Net income (loss) per common share, basic and diluted	$(0.16)	$(0.29)	$(0.48)	$(0.78)
Net loss attributable to common stockholders	(17,748)	(26,197)	(50,365)	(68,732)
Preferred Stock dividends and deemed dividends	77	71	226	209
Net income (loss) as reported	(17,671)	(26,126)	(50,139)	(68,523)
Adjustments:
Depreciation and amortization expense[1]	733	700	2,207	1,731
Interest expense, net[2]	35	471	162	986
NCI ownership share of Interest and Depreciation adjustments	(159)	(136)	(470)	(312)
EBITDA	(17,062)	(25,091)	(48,240)	(66,118)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	2,245	4,764	9,171	14,583
ResearchDx acquisition paid in stock	—	188	713	427
Change in FV convertible debt[2]	4,392	(261)	5,772	1,739
Offering costs convertible debt[2]	—	1,232	1,186	4,332
Loss on debt extinguishment	1,764	5,123	3,032	5,123
Change in fair value - derivative liability	31	—	291	—
Other non-cash charges	—	25	—	82
NCI ownership share of non-GAAP adjustments	(1,040)	(864)	(2,733)	(2,721)
Non-GAAP adjusted (loss)	$(9,670)	$(14,884)	$(30,808)	$(42,553)
Basic and Diluted shares outstanding	111,941	89,759	104,516	87,724
Non-GAAP adjusted (loss) income per share	$(0.09)	$(0.17)	$(0.29)	$(0.49)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

(in thousands except per-share amounts)	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022

Cost of revenue	$1,779	$1,626	$4,809	$1,996
Stock-based compensation expense[3]	(32)	(9)	(86)	(9)
Net cost of revenue	1,747	1,617	4,723	1,987

Amortization of acquired intangible assets	505	505	1,516	1,278

Sales and marketing	4,016	4,736	12,893	13,559
Stock-based compensation expense[3]	(403)	(643)	(1,302)	(1,859)
Net sales and marketing	3,613	4,093	11,591	11,700

General and administrative	6,858	10,374	23,916	31,254
Depreciation expense	(228)	(195)	(691)	(453)
Stock-based compensation expense[3]	(1,499)	(3,854)	(6,761)	(12,016)
Net general and administrative	5,131	6,325	16,464	18,785

Research and development	3,161	6,202	10,681	18,664
Stock-based compensation expense[3]	(311)	(258)	(1,022)	(699)
Net research and development	2,850	5,944	9,659	17,965

Total operating expenses	16,319	23,443	53,815	66,751
Depreciation and amortization expense	(733)	(700)	(2,207)	(1,731)
Stock-based compensation expense[3]	(2,245)	(4,764)	(9,171)	(14,583)
Net operating expenses	$13,341	$17,979	$42,437	$50,437

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its majority-owned subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other majority-owned subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; PAVmed’s Series Z warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Michael Parks

PAVmed and Lucid Diagnostics

484.356.7105

mep@pavmed.com